As filed with the Securities and Exchange Commission on August 27, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

PRIMECAP Odyssey Funds

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

PRIMECAP Odyssey Discovery ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-117063

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 37 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-117063 and 811-21597), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-26-017969) on June 18, 2026, which is incorporated herein by reference.

The Trust currently consists of 4 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

PRIMECAP Odyssey Discovery ETF	42-2110339
Item 2.    Exhibits

A.
Registrant’s Certificate Amendment of Certificate of Trust dated June 25, 2004 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-179562, 811-22668), as filed with the SEC via EDGAR on June 18, 2026 (Accession Number: 000894189-26-017969).

B.
Registrant’s Amended and Restated Declaration of Trust dated September 22, 2004 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-179562, 811-22668), as filed with the SEC via EDGAR on October 4, 2004 (Accession Number: 001116679-04-002061).

C.
Registrant’s Amended and Restated By-Laws dated September 22, 2004 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-179562, 811-22668), as filed with the SEC via EDGAR on October 4, 2004 (Accession Number: 001116679-04-002061).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIMECAP Odyssey Funds

August 27, 2026

/s/ Michael J. Ricks
Michael J. Ricks Secretary